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                 [WINSTEAD SECHREST & MINICK P.C. LETTERHEAD]


                                                                    214/745-5120


                                  EXHIBIT 5.1
                                  -----------

                           OPINION REGARDING LEGALITY

                                 April 16, 1997



BENCHMARQ Microelectronics, Inc.
17919 Waterview Parkway
Dallas, Texas  75252

Gentlemen:

     BENCHMARQ Microelectronics, Inc., a Delaware corporation (the "Company"), is today filing with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the registration of 750,000 shares (the "Shares") of common stock ("Common Stock"), $.001 par value per share, of the Company which may hereafter be issued pursuant to The BENCHMARQ Microelectronics, Inc. 1995 Flexible Stock Option Plan (the "Plan").

     In rendering the opinions expressed herein, we have examined (i) the Company's Seventh Amended and Restated Certificate of Incorporation and all amendments thereto, (ii) the Company's Bylaws, as amended, (iii) minutes of meetings or consents in lieu of meetings of the Company's board of directors and stockholders, and (iv) such other corporate records and documents, certificates of corporate and public officials and statutes as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, the authenticity of the originals of such photostatic, certified or conformed copies, and compliance both in the past and in the future with the terms of the Plan by the Company and its employees, officers, Board of Directors and any committees appointed to administer the Plan.

     Based upon such examination and in reliance thereon, we are of the opinion that upon the issuance of Shares in accordance with the terms and conditions of the Plan, including receipt prior to issuance by the Company of the full consideration for the Shares (which consideration shall be at least equal to the par value thereof), the Shares will be validly issued, fully paid and nonassessable shares of Common Stock.
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     This firm consents to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement.

                                     Very truly yours,

                                     WINSTEAD SECHREST & MINICK P.C.



                                     By:    /s/  Robert E. Crawford, Jr.
                                        ----------------------------------
                                        Robert E. Crawford, Jr.